As filed with the Securities and Exchange Commission on December 24, 1998
                                                   Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                       --------------------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933


                    FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.
             (Exact Name of Registrant as Specified in its Charter)


         VIRGINIA                                              541837743
(State or Other Jurisdiction                                (I.R.S. Employer
of Incorporation or Organization)                        Identification Number)

     1001 19TH STREET N.                                         22209
     ARLINGTON, VIRGINIA                                       (Zip Code)
(Address of Principal Executive Offices)

                    FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.
                       1997 EMPLOYEE STOCK PURCHASE PLAN
                           (Full Title of the Plan)

                             ROBERT S. SMITH, ESQ.
                 EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                    FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.
                              1001 19TH STREET N.
                          ARLINGTON, VIRGINIA  22209
                    (Name and Address of Agent for Service)
                                (703) 312-9744
         (Telephone Number, Including Area Code, of Agent for Service)

                                ---------------

 Copies of all communications, including all communications sent to agent for service, should be sent to:

                                 Howard Adler
                          Gibson, Dunn & Crutcher LLP
                     1050 Connecticut Avenue, NW, Suite 900
                             Washington, DC  20036
                                 (202) 955-8500

==============================================================================================================================
                                               CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------
    TITLE OF SECURITIES           AMOUNT TO BE                PROPOSED              PROPOSED MAXIMUM           AMOUNT OF
     TO BE REGISTERED              REGISTERED          MAXIMUM OFFERING PRICE   AGGREGATE OFFERING PRICE      REGISTRATION
                                                             PER SHARE                                            FEE
------------------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par
 value $.01 per share......          1,000,000(1)                N/A                   $5,593,750 (2)            $1,556
------------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a), this Registration Statement also registers such number of additional securities that may be offered pursuant to the terms of the Friedman, Billings, Ramsey Group, Inc. 1997 Employee Stock Purchase Plan which provides for a change in the amount or type of securities being offered or issued to prevent dilution as a result of stock splits, stock dividends or similar transactions.

(2) Calculated pursuant to Rule 457(h)(1) and Rule 457(c) based upon the average of the high and low prices of the Common Stock on the New York Stock Exchange on December 22, 1998, which was $5.59375.

                               EXPLANATORY NOTE

   This Registration Statement on Form S-8 is being filed by Friedman, Billings, Ramsey Group, Inc., a Virginia corporation (the "Registrant"), relating to 1,000,000 shares of the Company's Class A Common Stock, par value $.01 per share (the "Common Stock"), which may be offered and sold pursuant to the Friedman, Billings, Ramsey Group, Inc. 1997 Employee Stock Purchase Plan (the "Plan").

                                    PART I

               INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

         Not filed as part of this Registration Statement pursuant to Note to
Part 1 of Form S-8.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Not filed as part of this Registration Statement pursuant to Note to
Part 1 of Form S-8.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents of the Registrant heretofore filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated in this Registration Statement by reference:

(1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed on March 30, 1998;

(2) The Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 1998, filed on May 15, 1998;

(3) The Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 1998, filed on August 13, 1998 as amended by filing August 14, 1998;

(4) The Registrant's Quarterly Report on Form 10-Q for the period ended September 30, 1998, filed on November 16, 1998

(5) The description of the Registrant's Common Stock set forth under the caption "DESCRIPTION OF CAPITAL STOCK - Common Stock" as set forth in the Registration Statement filed on Form S-1 (SEC file no. 333-39107) as filed with the Securities and Exchange Commission on October 30, 1997, as amended by Amendment No. 1 thereto filed with the Commission on December 8, 1997, as further amended by Amendment No. 2 thereto filed with the Commission on December 19, 1997, and by any other amendment to such Registration Statement filed with the Commission, prior to such Registration Statement's being declared effective;

(6) All reports and other documents filed by the Registrant since the end of the fiscal year covered by the Registrant's document referred to in paragraph (1) above pursuant to Sections 13(a) and (c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article 10 of Chapter 9 of Title 13.1 of the Code of Virginia permits a Virginia corporation to indemnify any director or officer for reasonable expenses incurred in any legal proceeding in advance of final disposition of the proceeding, if the director or officer furnishes the corporation a written statement of his good faith belief that he has met the standard of conduct prescribed by the Code, and a determination is made by the board of directors that such standard has been met. In a proceeding by or in the right of the corporation, no indemnification shall be made in respect of any matter as to which an officer or director is adjudged to be liable to the corporation, unless the court in which the proceeding took place determines that, despite such liability, such person is reasonably entitled to indemnification in view of all the relevant circumstances. In any other proceeding, no indemnification shall be made if the director or officer is adjudged liable to the corporation on the basis that personal benefit was improperly received by him. Corporations are given the power to make any other or further indemnity, including advance of expenses, to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the shareholder, or any resolution adopted, before or after the event, by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law. Unless limited by its articles of incorporation, indemnification of a director or officer is mandatory when he or she entirely prevails in the defense of any proceeding to which he or she is a party because he or she is or was a director or officer.

         The Articles of Incorporation of the undersigned Registrant contain provisions indemnifying the directors and officers of the Registrant to the full extent permitted by Virginia law. In addition, the Articles of Incorporation of the Registrant eliminate the personal liability of the Registrant's directors and officers to the Registrant or its shareholders for monetary damages to the full extent permitted by Virginia law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

     5          Opinion of McGuire, Woods, Battle & Boothe, LLP
     23.1       Consent of Arthur Andersen, LLP.
     23.2       Consent of McGuire, Woods, Battle & Boothe, LLP (filed as part of Exhibit 5).
     24         Power of Attorney (included on signature page)


ITEM 9.  UNDERTAKINGS.

     (1) The undersigned Registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3)
               of the Securities Act of 1933, as amended (the "Securities Act");

                    (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

         (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Arlington, Virginia, on this ___ day of December, 1998.

                              Friedman, Billings, Ramsey Group, Inc.


                              By:  /s/  Emanuel J. Friedman
                                  -------------------------------------
                                  Emanuel J. Friedman
                                  Chairman and Chief Executive Officer

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Emanuel J. Friedman and Robert S. Smith his true and lawful attorney-in-fact and agent, with full power of substitution, for him in his name, and in any and all capacities, to sign all amendments (including post-effective amendments) to the Registration Statement to which this power of attorney is attached and all subsequently filed registration statements including any amendments thereto, for the same offerings that are to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file all such amendments, registration statements and all exhibits to them and other documents to be filed in connection with them, with the Securities and Exchange Commission.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                   Signature                                         Title                             Date
                   ---------                                         -----                             ----
       /s/ Emanuel J. Friedman                   Director, Chairman and Chief Executive Officer  December   , 1998
-----------------------------------------------          (Principal Executive Officer)
           Emanuel J. Friedman

           /s/ Eric F. Billings                           Director, Vice Chairman and            December   , 1998
-----------------------------------------------             Chief Operating Officer
               Eric F. Billings

        /s/ W. Russell Ramsey                          Director, President and Secretary         December   , 1998
-----------------------------------------------
            W. Russell Ramsey

       /s/ Wallace L. Timmeny                                       Director                     December   , 1998
-----------------------------------------------
           Wallace L. Timmeny

        /s/ Mark R. Warner                                          Director                     December   , 1998
-----------------------------------------------
            Mark R. Warner

         /s/ Eric Y. Generous                             Executive Vice President and           December   , 1998
-----------------------------------------------             Chief Financial Officer
             Eric Y. Generous                             (Principal Financial Officer)

       /s/ Kurt R. Harrington                        Treasurer and Chief Accounting Officer      December   , 1998
-----------------------------------------------          (Principal Accounting Officer)
           Kurt R. Harrington

                                 EXHIBIT INDEX

Exhibit                                                                                 Sequentially
Number                      Description                                                 Numbered Page
-------         ------------------------------------------------------------------      -------------
 5              Opinion of Robert S. Smith, Esq.
 23.1           Consent of Arthur Andersen, LLP.
 23.2           Consent of Robert S. Smith, Esq.  (filed as part of Exhibit 5).
 24             Power of Attorney (included on signature page)